                     [LETTERHEAD of Lakeland bancorp, inc.]


                                  news release


FOR RELEASE:      Thursday, July 11, 2002        CONTACT:    Roger Bosma
                                                             President & CEO

                                                             Joseph F. Hurley
                                                             EVP & CFO
                                                             973-697-2000

Lakeland Bancorp Reports A 32% Increase in 2Q Net Income and Increases Cash Dividend

Oak Ridge, NJ - July 11, 2002 --Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported second quarter Net Income of $3.5 million, up 32% from $2.7 million for the same period in 2001. Diluted earnings per share were $0.25 per share, a 31% increase compared to $0.19 per share for the second quarter 2001. Return on Average Assets was 1.28% and Return on Average Equity was 15.94% for the second quarter 2002.

Net Income for the first six months of 2002 was $6.8 million, up 32% from the $5.1 million for the same period last year. Diluted earnings per share were $0.48, up 32% from the $0.37 per share for the first six months of 2001. Return on Average Assets was 1.26% and Return on Average Equity was 15.54%.

Lakeland Bancorp also announced that it increased its quarterly cash dividend by 5.6% to $0.095 per common share. The cash dividend will be paid on August 15, 2002 to holders of record as of the close of business on July 31, 2002.

Roger Bosma, Lakeland Bancorp's President and CEO said, "We are pleased to report that earnings for the second quarter of 2002 continued to show the strength that was reported in the first quarter of this year. Driven by an improving net interest margin and continued deposit and loan growth, we believe that Lakeland has become one of the emerging forces in this area's banking community."

Earnings

Net Interest Income
Net interest income for the second quarter of 2002 was $12.1 million or 24% higher than the $9.8 million earned in the second quarter of 2001 reflecting asset growth and increased margins. Net interest margin rose to 4.90% in the second quarter 2002 from 4.66% for the same period last

     -continued-

     year. The Company's average cost of interest bearing liabilities decreased 136 basis points from 3.50% in second quarter 2001 to 2.14% in second quarter 2002 resulting from a decline in interest rates and an increase in lower costing core deposits which represented 74% of total deposits at June 30, 2002. The Company's yield on interest earning assets declined 74 basis points from 7.34% in second quarter 2001 to 6.60% in second quarter 2002 as a result of declining interest rates.

     Year-to-date, net interest income was $23.3 million, or 22% higher than the $19.1 million reported for the first six months of 2001. Net interest margin rose to 4.87% for the first half of 2002 from 4.64% for the same period last year. The Company's yield on earning assets decreased from 7.46% in 2001 to 6.62% for the first six months of 2002. The Company's cost of interest bearing liabilities decreased from 3.64% in 2001 to 2.23% for the first six months of 2002.

     Noninterest income
     Noninterest income was $2.3 million in the second quarter 2002 which was $169,000 or 8% higher than the second quarter 2001. Service charges and fees on deposit accounts increased $68,000 or 5% to $1.5 million. Commissions and fees increased $195,000 or 57% to $537,000, reflecting increases in loan volumes and investment brokerage service fees. This increase offset a $184,000 decline in the gains on sales of leases due to a decision to keep a larger amount of lease originations in the Company's own portfolio.

     Non-interest income increased from $4.1 million for the first six months of 2001 to $4.5 million for 2002. Increases of $242,000 in service charges on deposit accounts and $396,000 in commissions and fees, were partially offset by a decrease in gains on sales of leases of $386,000.

     Noninterest expense
     Noninterest expense for the second quarter of 2002 was $8.5 million as compared to $7.6 million in the second quarter of 2001, an increase of $811,000 or 11%. This includes a $474,000 increase in salaries and benefit expense related to increased staffing levels due to branch expansion, and normal salary and benefit increases. The bank's efficiency ratio improved from 62% in the second quarter of 2001 to 57% in the second quarter of 2002.

     For the first six months of the year, noninterest expense was $16.4 million compared to $15.1 million in 2001, an increase of $1.3 million or 9%. Of this increase, $1.0 million relates to increased salary and benefit costs. Occupancy expenses increased by $171,000 reflecting the opening of three new branches. Stationary, supplies and postage expense decreased by $226,000, which reflects the outsourcing of statement rendering and higher 2001 costs due to the merger of our subsidiary banks.

     Financial Condition

     At June 30, 2002, total assets were $1.126 billion compared to $1.044 billion at year-end 2001, an increase of $82.0 million or 8%. Loans increased 12% from $600.1 million at year-end 2001 to $674.8 million at June 30, 2002 while deposits grew $65.9 million or 7% during the same time period.

     Loans

     Loans have increased to $674.8 million in 2002, an increase of $74.7 million or 12% from year-end 2001. Although there has been an increase in all loan categories this year, the most

     -continued-

     substantial growth has been in consumer loans, which have increased to $221.1 million, an increase of $44.7 million or 25% from year-end. Commercial loans have increased $25.2 million or 10% to $286.3 million at June 30.

     Asset Quality
     At June 30, 2002, non-performing assets totaled $13.3 million (1.18% of total assets) compared to $9.5 million (0.88% of total assets) at March 31, 2002. The Allowance for Possible Loan Losses totaled $9.7 million at June 30, 2002 and represented 1.43% of total loans. Net charge-offs dropped to 0.01% of average loans from 0.16% on June 30, 2001. The increase in non-performing assets reflects the addition of a $3.96 million pool of predominately commercial leases for which payments of $106,000 were due May 20, 2002. The surety company which guarantees the performance of these leases and which had previously paid these obligations has indicated that going forward it intends to remit only amounts actually collected from the lessees. A second surety company, which had previously withheld all payments, has begun to remit amounts collected. A third surety company continues to make payments in full as due on other similar lease pools with reservation of rights. The Company is presently litigating such matters.

     Deposits
     At June 30, 2002, total deposits were $978.0 million, an increase of $65.9 million or 7% from December 31, 2001. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, increased by $49.9 million or 7%, from $677.3 million at December 31, 2001 to $727.3 million at June 30, 2002. Core deposits, as defined, represent 74% of total deposits, up from 69% a year ago.

     Capital
     As of June 30, 2002, stockholders' equity was $91.8 million and book value per common share was $6.72. The Company's leverage ratio was 7.72%. Tier I and total risk based capital ratios were 11.55% and 12.81%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

     The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to credit quality (including delinquency trends and the allowance for possible loan losses), corporate objectives, and other financial and business matters. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will,", "should", "could", and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements.

     In addition to the factors disclosed by the Company elsewhere in this document, the following factors, among others, could cause the Company's actual results to differ materially and adversely from such forward-looking statements: pricing pressures on loan and deposit products; competition; changes in economic conditions nationally, regionally and in the Company's markets; the extent and timing of actions of the Federal Reserve Board; changes in levels of market interest rates; clients' acceptance of the Company's products and services; credit risks of lending activities and competitive factors; whether or not the Company ultimately receives payment of all amounts due from the lease portfolio as described in Note 15-Commitments and Contingencies in Notes to the Consolidated Financial Statements contained in Form 10-K for the period ended December 31, 2001; and the extent and timing of legislative and regulatory actions and reforms.

     The above-listed risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge from time to time. Certain events may occur that could cause the Company's actual results to be materially different than those described in the Company's periodic filings with the Securities and Exchange Commission. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

                             Lakeland Bancorp, Inc.
                              Financial Highlights
                                   (unaudited)


                                               Three months ended June 30,        Six months ended June 30,
                                           ---------------------------------- --------------------------------
                                                                         %                                 %
                                                2002         2001      Change     2002          2001      Change
                                                ----         ----      ------     ----          ----      ------
                                                         Dollars in thousands except per share amounts)
INCOME STATEMENT
----------------
Net Interest Income                        $     12,088   $      9,785   24%  $     23,283  $     19,099    22%
Provision for Possible Loan Losses                 (750)          (400)  88%        (1,500)         (800)   88%
Noninterest Income                                2,308          2,158    7%         4,459         4,140     8%
Gain (loss) on sales of securities                  (11)           (30) -63%            63            34    85%
Noninterest Expense                              (8,457)        (7,646)  11%       (16,431)      (15,067)    9%
                                           ------------   -----------------   ------------  ------------------
Pretax Income                                     5,178          3,867   34%         9,874         7,406    33%
Tax Expense                                      (1,667)        (1,199)  39%        (3,122)       (2,300)   36%
                                           ------------   -----------------   ------------  ------------------
Net Income                                 $      3,511   $      2,668   32%  $      6,752  $      5,106    32%
                                           ============   =================   ============  ==================

Basic Earnings Per Share                   $       0.26   $       0.19   32%  $       0.49  $       0.37    33%
Diluted Earnings Per Share                 $       0.25   $       0.19   31%  $       0.48  $       0.37    32%
Dividends per share                        $       0.09   $       0.07   25%  $       0.18  $       0.15    18%
Weighted Average Shares - Basic              13,671,296     13,730,748          13,679,039    13,750,433
Weighted Average Shares - Diluted            13,938,766     13,925,793          13,927,458    13,887,429

SELECTED OPERATING RATIOS
Return on Average Assets                           1.28%          1.13%               1.26%         1.11%
Return on Average Equity                          15.94%         13.14%              15.54%        12.83%
Yield on Interest Earning Assets                   6.60%          7.34%               6.62%         7.46%
Cost of funds                                      2.14%          3.50%               2.23%         3.64%
Net interest spread                                4.46%          3.84%               4.39%         3.82%
Net interest margin                                4.90%          4.66%               4.87%         4.64%
Efficiency ratio                                  57.20%         61.90%              57.50%        62.60%
Stockholders' equity to total assets                                                  8.15%         8.58%
Book value per share                                                          $       6.72  $       5.99    12%
Closing stock price                                                           $      22.12  $      17.24    28%

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans                                             0.01%         0.16%
Ratio of allowance to total loans                                                     1.43%         1.56%
Non-performing loans to total loans                                                   1.93%         0.54%
Non-performing assets to total assets                                                 1.18%         0.37%
Allowance to non-performing loans                                                       74%          291%

SELECTED BALANCE SHEET DATA AT PERIOD-END                                        6/30/2002    12/31/2001
                                                                                 ---------    ----------
Loans                                                                         $    674,839  $    600,074    12%
Allowance for Loan Losses                                                            9,682         8,220    18%
Investment Securities                                                              350,226       343,341     2%
Total Assets                                                                     1,126,304     1,044,338     8%
Deposits                                                                           978,020       912,110     7%
Borrowings                                                                          20,760        19,920     4%
Long Term Debt                                                                      31,006        21,000    48%
Stockholders' Equity                                                                91,762        85,567     7%

SELECTED AVERAGE BALANCE SHEET DATA

                                                For the quarter ended             For the six months ended
                                              6/30/2002      6/30/2001           6/30/2002     6/30/2001
                                              ---------      ---------           ---------     ---------
Loans, net                                 $    657,297   $    544,420   21%  $    635,224  $    538,455    18%
Interest-Earning Assets                       1,014,097        866,136   17%       992,684       854,743    16%
Deposits                                        957,065        817,521   17%       939,769       808,370    16%
Total Assets                                  1,101,098        941,963   17%     1,080,621       930,124    16%
Common Equity                                    88,328         81,240    9%        87,610        80,279     9%

                     Lakeland Bancorp, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                             June 30,             December 31,
ASSETS                                                                           2002                     2001        % Change
------------------------------------------------------------------------------------------------------------------------------
                                                                              (dollars in thousands)
Cash and due from banks                                                    $   41,177               $   48,615            -15%
Federal funds sold                                                              9,075                      ---             n/a
------------------------------------------------------------------------------------------------------------------------------
       Total cash and cash equivalents                                         50,252                   48,615              3%

Investment securities available for sale                                      297,494                  273,082              9%
Investment securities held to maturity; fair value of $54,204
    in 2002 and $72,101 in 2001                                                52,732                   70,259            -25%
Loans:
  Commercial                                                                  286,306                  261,101             10%
  Residential mortgages                                                       167,403                  162,569              3%
  Consumer and home equity                                                    221,130                  176,404             25%
------------------------------------------------------------------------------------------------------------------------------
       Total loans                                                            674,839                  600,074             12%
   Plus: deferred costs                                                         2,146                    1,885             14%
   Less: Allowance for possible loan losses                                     9,682                    8,220             18%
------------------------------------------------------------------------------------------------------------------------------
       Net loans                                                              667,303                  593,739             12%
Premises and equipment - net                                                   25,528                   24,785              3%
Accrued interest receivable                                                     5,318                    5,041              5%
Other assets                                                                   27,677                   28,817             -4%
------------------------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                         $1,126,304               $1,044,338              8%
==============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------
LIABILITIES:
Deposits:
     Noninterest bearing                                                   $  211,206               $  206,783              2%
     Savings and interest-bearing transaction accounts                        516,082                  470,563             10%
     Time deposits under $100                                                 179,299                  184,011             -3%
     Time deposits $100 and over                                               71,433                   50,753             41%
------------------------------------------------------------------------------------------------------------------------------
       Total deposits                                                         978,020                  912,110              7%
Federal funds purchased and securities sold under
   agreements to repurchase                                                    20,760                   19,920              4%
Long-term debt                                                                 31,006                   21,000             48%
Other liabilities                                                               4,756                    5,741            -17%
------------------------------------------------------------------------------------------------------------------------------
       TOTAL LIABILITIES                                                    1,034,542                  958,771              8%
------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
  Common stock, no par value; authorized shares, 40,000,000; issued
    shares, 13,971,168 at June 30, 2002 and December 31, 2001                  88,194                   88,273              0%
  Retained Earnings (Accumulated Deficit)                                       3,357                     (931)          -461%
  Treasury stock, at cost, 321,379 shares at June 30, 2002 and
    291,823 at December 31, 2001                                              (3,892)                  (3,175)            23%
  Accumulated other comprehensive income                                        4,103                    1,400            193%
------------------------------------------------------------------------------------------------------------------------------
       TOTAL STOCKHOLDERS' EQUITY                                              91,762                   85,567              7%
------------------------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $1,126,304               $1,044,338              8%
==============================================================================================================================

                     Lakeland Bancorp, Inc. and Subsidiaries
                         CONSOLIDATED INCOME STATEMENTS
                                   (Unaudited)

                                                                 Three months Ended June 30,         Six Months Ended June 30,
                                                                   2002         2001   % Change       2002         2001    % Change
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   (In thousands, except per share data)
INTEREST INCOME
  Loans and fees                                                $11,629     $10,905         7%    $22,586       $21,726           4%
  Federal funds sold and interest bearing deposits with banks        57         167       -66%        144           414         -65%
  Taxable investment securities                                   4,124       3,975         4%      8,104         7,822           4%
  Tax exempt investment securities                                  566         545         4%      1,126         1,080           4%
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL INTEREST INCOME                              16,376      15,592         5%     31,960        31,042           3%
------------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
  Deposits                                                        3,810       5,366       -29%      7,761        11,091         -30%
  Securities sold under agreements to repurchase                     70          51        37%        145           193         -25%
  Long-term debt                                                    408         390         5%        771           659          17%
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL INTEREST EXPENSE                              4,288       5,807       -26%      8,677        11,943         -27%
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                              12,088       9,785        24%     23,283        19,099          22%
Provision for possible loan losses                                  750         400        88%      1,500           800          88%
------------------------------------------------------------------------------------------------------------------------------------
              NET INTEREST INCOME AFTER PROVISION FOR
               POSSIBLE LOAN LOSSES                              11,338       9,385        21%     21,783        18,299          19%

NONINTEREST INCOME
  Service charges on deposit accounts                             1,471       1,403         5%      2,884         2,642           9%
  Commissions and fees                                              537         342        57%        993           597          66%
  Gain (loss) on the sales of securities                            (11)        (30)      -63%         63            34          85%
  Gain on sale of leases                                             45         229       -80%         98           484         -80%
  Other income                                                      255         184        39%        484           417          16%
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL NONINTEREST INCOME                            2,297       2,128         8%      4,522         4,174           8%
------------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
  Salaries and employee benefits                                  4,714       4,240        11%      9,368         8,417          11%
  Net occupancy expense                                             864         738        17%      1,653         1,482          12%
  Furniture and equipment                                           790         739         7%      1,485         1,416           5%
  Stationary, supplies and postage                                  336         455       -26%        645           871         -26%
  Other expenses                                                  1,753       1,474        19%      3,280         2,881          14%
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL NONINTEREST EXPENSE                           8,457       7,646        11%     16,431        15,067           9%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE PROVISION FOR INCOME TAXES                          5,178       3,867        34%      9,874         7,406          33%
Provision for income taxes                                        1,667       1,199        39%      3,122         2,300          36%
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                      $ 3,511      $2,668        32%    $ 6,752       $ 5,106          32%
====================================================================================================================================

EARNINGS PER COMMON SHARE
  Basic                                                         $  0.26     $  0.19        32%    $  0.49       $  0.37          33%
------------------------------------------------------------------------------------------------------------------------------------
  Diluted                                                       $  0.25     $  0.19        31%    $  0.48       $  0.37          32%
------------------------------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE                                             $  0.09     $  0.08        13%    $  0.18       $  0.15          18%
------------------------------------------------------------------------------------------------------------------------------------